                                                                    EXHIBIT 7(d)

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 18, 1999, by and between Emmis Communications Corporation, an Indiana corporation (the "Company") and each of the Investors listed on Schedule A attached hereto.

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
          Friday that is not a day on which banking institutions in The City of New York or Indianapolis, Indiana are authorized or obligated by law or executive order to close.

          "Commission" means the Securities and Exchange Commission or any other
           ----------
          federal agency at the time administering the Securities Act.

          "Common Stock" means the Class A Common Stock of the Company, $.01 par
           ------------
          value per share.

          "Demand Registration" means a registration pursuant to Section 2
           -------------------
          hereof.

          "Effectiveness Period" means the period commencing with the one year
           --------------------
          anniversary of the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

          "Initiating Investors" means holders of shares of Common Stock who
           --------------------
          make a request for registration pursuant to Section 2(a) hereof.

          "Investor or Investors" means the Investors listed on Schedule A
           ---------------------
          attached hereto and their permitted successors and assigns pursuant to
          Section 9 hereof who hold Registrable Securities.

          "Registrable Securities" shall mean (i) the shares of Common Stock of
           ----------------------
          the Company issued to the Investors pursuant to the terms of the Stock Purchase Agreement dated as of October __, 1999 by and between the Investors and the Company, and (ii) any other shares of Common Stock issued to the Investors with respect to such shares of Common Stock upon any stock dividend, stock split, reclassification, recapitalization, merger, consolidation or similar event (it being understood that amounts or percentages of Registrable Securities as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any such applicable events); provided, however, that shares of Common Stock of the Company which
          --------  -------
          are Registrable Securities shall cease to be Registrable Securities upon the earlier of (A) any sale or transfer in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144(k) sales or otherwise, but excluding any sale or transfer in connection with which the rights of the Investors hereunder are assignable pursuant to Section 9 or (B) such shares are saleable by the holder thereof pursuant to Rule 144(k) (or any successor provision) under the Securities Act, or (C) twelve (12) months after the date of dissolution of the Investor listed on Schedule A attached hereto who originally owned the Common Stock (including Common Stock issued upon any stock dividend, stock split or similar event), except in the case of this clause (C) for Registrable Securities transferred to an Investor listed on Schedule A attached hereto as a result of the dissolution of such an Investor, which shall remain Registrable Securities notwithstanding such dissolution.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
          registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" means all expenses, other than Selling
           ---------------------
          Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses if any, and the expense of any special audits incident to or required by any such registration.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
          similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means all underwriting discounts, selling
           ----------------
          commissions and stock transfer taxes applicable to the securities registered by the Investors and all fees and disbursements of counsel for the Investors.

     2.   Demand Registration.
          -------------------

     (a)  Request for Registration.  In case the Company shall receive during
          ------------------------
the Effectiveness Period a written request from the Initiating Investors that the Company effect any registration, qualification or compliance with respect to Registrable Securities under the Securities Act, the Company will, as soon as practicable but in no event more than 30 days from receipt by the Company of such written request, use its reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable (if any) blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2:

          (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, nor in any jurisdiction in which the Company would be required to subject itself to taxation by such act;

          (B) After the Company has already effected a total of two such registrations under the Securities Act pursuant to Section 2(a), with it being understood that such registrations have been declared or ordered effective;

          (C) During the period starting with the date 10 days prior to the Company's estimated date of filing of any registration statement or preliminary or final prospectus supplement (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or with respect to a dividend reinvestment or direct stock purchase plan (DRIP) or with respect to which Section 3(a) applies), and continuing up to the earlier of (x) 90 days immediately following the effective date of any such registration statement pertaining to securities of the Company, (y) the date when the Common Stock is trading at an average (for the trailing 20 trading days) of 110% of the offering price for such registration statement, and (z) the expiration of any lock-up periods to which the Company is subject in an underwritten offering, provided that the Company is actively employing in good faith all reasonable efforts to cause any such registration statement to become effective;

          (D) If the Company shall furnish to the Initiating Investors a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors the Company is in possession of material non-public information (including, but not limited to, information regarding a contemplated debt or equity financing), disclosure of which would cause a serious detrimental effect to the Company or its shareholders if a registration statement were filed in the near future, then the Company's obligation to use its reasonable best efforts to register, qualify or comply under this Section 2(a) shall be deferred for a period not to exceed 45 days; provided, however, that in no event may the
                                    --------  -------
Company delay a registration pursuant to this Section 2(E) more than once in any twelve (12) month period;

          Subject to the foregoing clauses (A) through (D), the Company shall give prompt written notice (the "Notice of Demand Request") of the Initiating Investors' request to all Investors and, thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register in the registration request, for disposition in accordance with the intended method of disposition stated in the registration statement and (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of the Notice of Demand Request, all to the extent necessary to permit the sale or other disposition by the holders of the securities to be registered. Whenever a requested registration is for a firmly underwritten offering, if the managing underwriter for such offering determines that the number of shares of Common Stock requested to be included that are to be sold by Investors is limited due to market conditions, any shares of Common Stock requested to be included by shareholders other than the Investors shall be excluded and, if the number of shares of Common Stock must be further reduced, the Investors proposing to sell their Registrable Securities in such underwriting and registration shall share pro rata in the available portion of the registration statement in question, such sharing to be based upon the number of Registrable Securities then held by such Investors, respectively.

     (b) Form of Registration.  The Company shall be entitled to use a Form S-3
         --------------------
or any similar short form registration statement for a Demand Registration if the Company is eligible to use such a form. Notwithstanding anything to the contrary herein, if at any time the Company is not eligible to use a Form S-3 or any similar short form registration statement for any reason, any references in this Agreement to registrations on Form S-3 or any similar short form registration statement shall be deemed to be references to registrations on Form S-1 or any similar long form registration statement which the Company is then eligible to use.

     3.  Company Registration.
         --------------------

     (a) Notice of Registration.  If at any time or from time to time the
         ----------------------
Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders (including but not limited to registration of the sale of Common Stock which will be automatically converted from Class B Common Stock, $.01 par value per share, upon sale), other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Commission Rule 145 transaction, (C) a registration relating to a dividend reinvestment or direct stock purchase plan or (D) a shelf registration of multiple classes of securities for sale on a delayed basis pursuant to Rule 415 under the Securities Act, or any subsequent sale therefrom, the Company will:

          (i)  promptly give to the Investors written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 14 days after receipt of such written notice from the Company, by the Investors; provided, however, if any registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering first, all the securities the Company proposes to register for its own account, and second, the Registrable Securities and securities to be sold for the account of other security holders, with each Investor or other security holder proposing to sell Registrable Securities or other securities participating in such registration on a pro rata basis, such participation to be based upon the number of Registrable Securities or other securities then held by such Investors or other security holders, respectively.

     (b) Right to Terminate Registration.  The Company shall have the right to
         -------------------------------
terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not the Investors have elected to include Registrable Securities in such registration. Each Investor who holds Registrable Securities included in the registration agrees that, upon receipt of notice from the Company that the Company has determined to withdraw any registration statement pursuant to this subsection, such Investor will discontinue its disposition of securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession of the prospectus covering securities which was in effect at the time of such notice.

     4.   Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that would allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Investors which is included.

     5.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with all registrations shall be borne by the Company, except to the extent that the Initiating Investors alone, but not the Company, initiate the request that a Demand Registration be withdrawn prior to its effectiveness, and if the Initiating Investors elect not to have such withdrawn registration counted as a Demand Registration requested under Section 2 in which case all Registration Expenses incurred in connection with that registration shall be borne by the Initiating Investors on a pro rata basis. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

     6.   Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to a request under
Section 2(a) or 3(a) of this Agreement, the Company will keep the Investors advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a Demand Registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Initiating Investors copies of all such documents proposed to be filed);

     (b) in the case of a Demand Registration, prepare and file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) during the period in which the Company is required under the provisions hereof to keep a registration statement effective, furnish to the seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) subject to Section 2(a)(A) - (D) herein, use its reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

     (e) notify the seller of such Registrable Securities, any time the Company becomes aware a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to the rights of the Company to suspend or delay sales stated elsewhere in this Agreement, at the request of such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq National Market System Security within the meaning of Rule 11Aa2-1 of the Commission or, failing that, use its best efforts to secure Nasdaq authorization for such Registrable Securities;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form with underwriters selected, in the case of a registration under Section 2, by the Initiating Investors subject to the Company's reasonable approval, not to be unreasonably withheld) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, (i) not effecting any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during a period customary for such agreements of no more than seven days prior to and no more than 90 days following the effective date of any underwritten registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or registrations involving dividend reinvestment or direct share purchase plans), unless the underwriters managing the registered public offering otherwise agree, and (ii) using its reasonable efforts to cause each executive officer and director to agree not to effect any public sale or distribution (excluding sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree);

     (i) upon receipt and execution of such confidentiality agreements as the Company may reasonably request from parties who are not otherwise subject to confidentiality obligations because of the nature of their profession (e.g., underwriters, attorneys and accountants), make available for inspection by the seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (including, without limitation, accountants' "cold comfort" letters and opinions of counsel);

     (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

     (l) if the disposition of the Registrable Securities is pursuant to an underwritten offering, cause the appropriate officers, underwriters and advisors of the Company to meet with the investors whose Common Stock is registered for resale thereunder.

     7.   Indemnification.
          ---------------

     (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as losses, claims, damages, liabilities or expenses are caused by written information supplied by or on behalf of such holder specifically for use in the preparation of such registration statement, prospectus or preliminary prospectus relating to such holder's ownership of Registrable Securities or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with the number of copies of the same reasonably requested by such holder.

     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to such holder's ownership of Registrable Securities or as otherwise required under the Securities Act as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which was expressly provided for use in such registration statement and was included in such registration statement in reliance on and in conformity with such written information or affidavit.

     (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed or not defended because of a conflict of interest pursuant to clause (ii) of the preceding sentence, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless (A) in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or (B) such counsel is not admitted to practice in a jurisdiction where an action is pending, in which case the indemnified parties shall pay the fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

     8.   Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, for so long as any Investor owns Registrable Securities, the Company agrees to use its reasonable best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times hereafter.

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

     (c) So long as any Investor owns any Registrable Securities, to furnish to such Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, and a copy of the most recent annual or quarterly report of the Company.

     9.   Transfer of Registration Rights.  Subject to the termination
          -------------------------------
provisions of Section 10 and the definition of "Registrable Securities," the rights granted to the Investors hereunder may be assigned, in connection with any transfer or assignment of Registrable Securities by an Investor, to any affiliate of the assigning Investor.

     10.  Termination of Registration Rights.  The Company's obligations
          ----------------------------------
pursuant to Sections 2, 3 and 4 shall expire when (i) all Registrable Securities held by the Investors or any assignee have been sold or transferred in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144 sales or otherwise, but excluding any sale or transfer in connection with which the rights of any Investor hereunder are assigned pursuant to Section 9, or (ii) all Registrable Securities have ceased to be Registrable Securities, whichever first occurs.

     11.  Confidentiality.  Each Investor hereby agrees that it shall maintain
          ---------------
in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company in connection with this Agreement, including (without limitation) all financial statements, budget and other information delivered or provided to such Investor. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by such Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, or (c) known previously by such Investor or lawfully developed by such Investor independent of any disclosure by the Company. Each Investor further agrees that it shall return to the Company or destroy all tangible materials containing such information upon request by the Company.

     12.  Miscellaneous.
          -------------

     (a) Governing Law.  This Agreement shall be governed in all respects by the
         -------------
internal laws of the State of Indiana.

     (b) Survival.  The representations, warranties, covenants and agreements
         --------
made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

     (c) Successors and Assigns.  The provisions hereof shall inure to the
         ----------------------
benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto, including as specifically provided by Section 10 hereof.

     (d) Entire Agreement; Amendment.  This Agreement and its attachments
         ---------------------------
constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Investors holding at least 67% of the Registrable Securities.

     (e) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     (f) Severability.  In the event that any provision of this Agreement
         ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     (g) Titles and Subtitles.  The titles and subtitles used in this Agreement
         --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties below have executed this Agreement all as of the date first written above.


EMMIS COMMUNICATIONS CORPORATION


By:  /s/ Jeffrey H. Smulyan
     -----------------------------------------------
     Jeffrey H. Smulyan
     Chairman, President and Chief Executive Officer



LIBERTY MEDIA CORPORATION


By:  /s/ Vivian J. Carr
     -----------------------------------------------
     Vivian J. Carr
     Vice President

                                  SCHEDULE A

                             SCHEDULE OF INVESTORS


Liberty Media Corporation or its assignee as permitted under Section 8.05 of the Stock Purchase Agreement dated as of October 25, 1999 between Liberty Media Corporation and Emmis Communications Corporation